Exhibit 99.1

Five9 Reports First Quarter Revenue Growth of 20% to a Record $218.4 Million
31% Growth in LTM Enterprise Subscription Revenue
48% Growth in LTM International Revenue
Record GAAP Operating Cash Flow of $33.4 Million

SAN RAMON, Calif. - May 4, 2023 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the first quarter ended March 31, 2023.
First Quarter 2023 Financial Results
•Revenue for the first quarter of 2023 increased 20% to a record $218.4 million, compared to $182.8 million for the first quarter of 2022.
•GAAP gross margin was 52.0% for the first quarter of 2023, compared to 51.4% for the first quarter of 2022.
•Adjusted gross margin was 60.4% for the first quarter of 2023, compared to 60.5% for the first quarter of 2022.
•GAAP net loss for the first quarter of 2023 was $(27.2) million, or $(0.38) per basic share, and (12.5)% of revenue, compared to GAAP net loss of $(34.1) million, or $(0.49) per basic share, and (18.7)% of revenue, for the first quarter 2022.
•Non-GAAP net income for the first quarter of 2023 was $29.4 million, or $0.41 per diluted share, and 13.5% of revenue, compared to non-GAAP net income of $15.6 million, or $0.22 per diluted share, and 8.6% of revenue, for the first quarter of 2022.
•Adjusted EBITDA for the first quarter of 2023 was $35.1 million, or 16.1% of revenue, compared to $24.5 million, or 13.4% of revenue, for the first quarter of 2022.
•GAAP operating cash flow for the first quarter of 2023 was $33.4 million, compared to GAAP operating cash flow of $28.7 million for the first quarter of 2022.

“We are pleased to report strong first quarter results with revenue growing 20% year-over-year to a record $218.4 million, exceeding our expectations. This growth was driven by the continued strength of our Enterprise business where LTM subscription revenue grew 31% year-over-year. Our investments in international expansion are also paying off as LTM international revenue grew 48% year-over-year. In the first quarter, we achieved another record for GAAP operating cash flow, driven by adjusted EBITDA margin reaching 16%. These financial results demonstrate that we continue to be a leader in delivering on a massive, under-penetrated market opportunity. We continue to be a leader in the industry in AI and Automation, which is becoming front and center in the contact center and CX market, and we are focused on leveraging our unique position to harness its power in a way that will deliver the most value for customers. We had a strong start to the year and are keenly focused on executing against our long-term market opportunity as we take advantage of the growing strategic importance of delivering enhanced customer experience through our intelligent CX platform.”

- Mike Burkland, Chairman and CEO, Five9

Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing macroeconomic deterioration.
•For the full year 2023, Five9 expects to report:
•Revenue in the range of $906.0 to $909.0 million.
•GAAP net loss per share in the range of $(1.48) to $(1.39), assuming basic shares outstanding of approximately 72.0 million.
•Non-GAAP net income per share in the range of $1.73 to $1.77, assuming diluted shares outstanding of approximately 73.4 million.
•For the second quarter of 2023, Five9 expects to report:
•Revenue in the range of $213.5 to $214.5 million.
•GAAP net loss per share in the range of $(0.45) to $(0.40), assuming basic shares outstanding of approximately 71.6 million.
•Non-GAAP net income per share in the range of $0.38 to $0.40, assuming diluted shares outstanding of approximately 72.8 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its first quarter 2023 results today, May 4, 2023, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, and acquisition-related transaction and one-time integration costs. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, exit costs related to closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, and contingent consideration expense. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense and tax provision associated with acquired companies. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements

This news release contains certain forward-looking statements, including the statements in the quotes from our Chairman and Chief Executive Officer, including statements regarding Five9’s market opportunity and ability to capitalize on that opportunity, Five9's business strategies and market position, Five9's AI and automation initiatives and the potential value thereof, and the second quarter and full year 2023 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including increased inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the

Russia-Ukraine conflict, and other factors, that may continue to harm our business; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) if our existing clients terminate their subscriptions, reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (iv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) we have established, and are continuing to increase, our network of technology solution brokers and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (vi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, and may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (vii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (viii) our recent Chief Executive Officer transition could disrupt our operations, result in additional executive and personnel transitions and make it more difficult for us to hire and retain employees; (ix) failure to adequately retain and expand our sales force will impede our growth; (x) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (xi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xii) the markets in which we participate involve a high number of competitors that are continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xiii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xiv) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xv) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xvi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xvii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xviii) we have a history of losses and we may be unable to achieve or sustain profitability; (xix) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new cloud contact center solutions, which we refer to as our solution, in order to maintain and grow our business; (xx) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxi) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxii) failure to comply with laws and regulations could harm our business and our reputation; (xxiii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxiv) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$141,359	$180,520
Marketable investments	488,381	433,743
Accounts receivable, net	88,085	87,494
Prepaid expenses and other current assets	32,018	29,711
Deferred contract acquisition costs, net	50,566	47,242
Total current assets	800,409	778,710
Property and equipment, net	101,057	101,221
Operating lease right-of-use assets	45,339	44,120
Intangible assets, net	25,346	28,192
Goodwill	165,420	165,420
Marketable investments	13,498	885
Other assets	15,240	11,057
Deferred contract acquisition costs, net — less current portion	119,799	114,880
Total assets	$1,286,108	$1,244,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,461	$23,629
Accrued and other current liabilities	62,196	53,092
Operating lease liabilities	11,739	10,626
Accrued federal fees	3,360	2,471
Sales tax liabilities	2,209	2,973
Deferred revenue	58,082	57,816
Convertible senior notes	169	169
Total current liabilities	160,216	150,776
Convertible senior notes - less current portion	739,284	738,376
Sales tax liabilities — less current portion	906	899
Operating lease liabilities — less current portion	41,703	41,389
Other long-term liabilities	4,913	3,080
Total liabilities	947,022	934,520
Stockholders’ equity:
Common stock	72	71
Additional paid-in capital	690,309	635,668
Accumulated other comprehensive loss	(961)	(2,688)
Accumulated deficit	(350,334)	(323,086)
Total stockholders’ equity	339,086	309,965
Total liabilities and stockholders’ equity	$1,286,108	$1,244,485

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

Revenue	$218,439	$182,777
Cost of revenue	104,756	88,867
Gross profit	113,683	93,910
Operating expenses:
Research and development	38,108	35,824
Sales and marketing	76,314	64,611
General and administrative	28,258	24,314
Total operating expenses	142,680	124,749
Loss from operations	(28,997)	(30,839)
Other (expense) income, net:
Interest expense	(1,845)	(1,870)
Interest income and other	4,121	845
Total other income (expense), net	2,276	(1,025)
Loss before income taxes	(26,721)	(31,864)
Provision for income taxes	527	2,256
Net loss	$(27,248)	$(34,120)
Net loss per share:
Basic and diluted	$(0.38)	$(0.49)
Shares used in computing net loss per share:
Basic and diluted	71,259	68,974

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net loss	$(27,248)	$(34,120)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,347	10,795
Amortization of operating lease right-of-use assets	2,934	2,403
Amortization of deferred contract acquisition costs	12,423	8,678
(Accretion of discount) amortization of premium on marketable investments	(1,863)	700
Provision for credit losses	317	222
Stock-based compensation	50,743	39,394
Amortization of discount and issuance costs on convertible senior notes	908	930
Deferred taxes	59	1,889
Other	439	470
Changes in operating assets and liabilities:
Accounts receivable	(908)	5,566
Prepaid expenses and other current assets	(2,307)	(2,162)
Deferred contract acquisition costs	(20,665)	(20,160)
Other assets	(4,231)	234
Accounts payable	1,557	11,133
Accrued and other current liabilities	7,599	2,096
Accrued federal fees and sales tax liability	133	(1,239)
Deferred revenue	181	2,659
Other liabilities	1,994	(764)
Net cash provided by operating activities	33,412	28,724
Cash flows from investing activities:
Purchases of marketable investments	(140,892)	(105,277)
Proceeds from sales of marketable investments	—	600
Proceeds from maturities of marketable investments	76,940	130,821
Purchases of property and equipment	(9,928)	(12,398)
Capitalization of software development costs	(1,806)	(569)
Cash paid for an equity investment in a privately-held company	—	(2,000)
Net cash (used in) provided by investing activities	(75,686)	11,177
Cash flows from financing activities:
Repurchase of a portion of 2023 convertible senior notes, net of costs	—	(31,905)
Proceeds from exercise of common stock options	3,125	1,277
Net cash provided by (used in) financing activities	3,125	(30,628)
Net (decrease) increase in cash and cash equivalents	(39,149)	9,273
Cash, cash equivalents and restricted cash:
Beginning of period	180,987	90,878
End of period	$141,838	$100,151

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP gross profit	$113,683	$93,910
GAAP gross margin	52.0%	51.4%
Non-GAAP adjustments:
Depreciation	6,061	5,553
Intangibles amortization	2,846	2,947
Stock-based compensation	9,333	7,793
Exit costs related to closure and relocation of Russian operations	23	380
Acquisition-related and one-time integration costs	34	48
Adjusted gross profit	$131,980	$110,631
Adjusted gross margin	60.4%	60.5%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP net loss	$(27,248)	$(34,120)
Non-GAAP adjustments:
Depreciation and amortization	11,347	10,795
Stock-based compensation	50,743	39,394
Interest expense	1,845	1,870
Interest (income) and other	(4,121)	(845)
Exit costs related to closure and relocation of Russian operations (1)	596	3,227
Acquisition-related transaction and one-time integration costs	1,455	1,638
Contingent consideration expense	—	260
Provision for income taxes	527	2,256
Adjusted EBITDA	$35,144	$24,475
Adjusted EBITDA as % of revenue	16.1%	13.4%
(1) Exit costs related to the closure and relocation of our Russian operations was $0.7 million and $2.7 million during the three months ended March 31, 2023 and 2022, respectively. The $0.6 million and $3.2 million adjustments presented above were net of $0.0 million and $0.1 million included in “Depreciation and amortization” and $0.1 million and $(0.6) million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

Loss from operations	$(28,997)	$(30,839)
Non-GAAP adjustments:
Stock-based compensation	50,743	39,394
Intangibles amortization	2,846	2,947
Exit costs related to closure and relocation of Russian operations	596	3,332
Acquisition-related transaction and one-time integration costs	1,455	1,638
Contingent consideration expense	—	260
Non-GAAP operating income	$26,643	$16,732

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP net loss	$(27,248)	$(34,120)
Non-GAAP adjustments:
Stock-based compensation	50,743	39,394
Intangibles amortization	2,846	2,947
Amortization of discount and issuance costs on convertible senior notes	908	930
Exit costs related to closure and relocation of Russian operations	741	2,749
Acquisition-related transaction and one-time integration costs	1,455	1,638
Contingent consideration expense	—	260
Tax provision associated with acquired companies	—	1,830
Non-GAAP net income	$29,445	$15,628
GAAP net loss per share:
Basic and diluted	$(0.38)	$(0.49)
Non-GAAP net income per share:
Basic	$0.41	$0.23
Diluted	$0.41	$0.22
Shares used in computing GAAP net loss per share:
Basic and diluted	71,259	68,974
Shares used in computing non-GAAP net income per share:
Basic	71,259	68,974
Diluted	72,330	70,671

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023			March 31, 2022
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$9,333	$6,061	$2,846	$7,793	$5,553	$2,947
Research and development	12,382	872	—	10,145	825	—
Sales and marketing	17,045	1	—	13,424	1	—
General and administrative	11,983	1,567	—	8,032	1,469	—
Total	$50,743	$8,501	$2,846	$39,394	$7,848	$2,947

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	June 30, 2023		December 31, 2023
	Low	High	Low	High

GAAP net loss	$(32,392)	$(28,936)	$(106,701)	$(99,765)
Non-GAAP adjustments:
Stock-based compensation(2)	55,554	53,554	214,196	210,196
Intangibles amortization	2,884	2,884	11,498	11,498
Amortization of discount and issuance costs on convertible senior notes	931	931	3,894	3,894
Exit costs related to closure and relocation of Russian operations	687	687	2,628	2,628
Acquisition-related transaction and one-time integration costs(3)	—	—	1,455	1,455
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$27,664	$29,120	$126,970	$129,906
GAAP net loss per share, basic and diluted	$(0.45)	$(0.40)	$(1.48)	$(1.39)
Non-GAAP net income per share:
Basic	$0.39	$0.41	$1.76	$1.80
Diluted	$0.38	$0.40	$1.73	$1.77
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	71,600	71,600	72,000	72,000
Diluted	72,800	72,800	73,400	73,400

(1)Represents guidance discussed on May 4, 2023. Reader shall not construe presentation of this information after May 4, 2023 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition-related one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions are assumed.
(4)Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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